UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                               F O R M   8 - K/A
                             A M E N D M E N T NO. 1

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 6, 2000
                                 --------------

                             Jaco Electronics, Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


                  New York              000-05896               11-1978958
--------------------------------------------------------------------------------
 (State or Other Jurisdiction         (Commission)           (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


        145 Oser Avenue, Hauppauge, New York                    11788
-------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code (631) 273-5500
                                -----------------



                                       N/A
     ----------------------------------------------------------------------
           (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
         This Form 8-K/A, Amendment No. 1 is filed to amend and restate the Current Report on Form 8-K, which was filed on June 12, 2000 and to provide the financial information required under items 7(a) and 7(b).

         On June 6, 2000, Jaco Electronics, Inc. ("Jaco" or the "Company") acquired all of the issued and outstanding shares of Common Stock, no par value (the "Shares"), of Interface Electronics Corp., a Massachusetts corporation ("Interface")(the "Transaction"), from Joseph F. Oliveri and Brendan J. Perry (the "Sellers"), pursuant to the terms of the Stock Purchase Agreement, by and among Jaco and the Sellers, dated as of May 4, 2000, as amended on June 6, 2000 (the "Stock Purchase Agreement").

         In consideration of the acquisition of the Shares, the Company paid $15,400,000 in cash at the closing (subject to a post closing net worth adjustment), assumed approximately $3,300,000 in bank debt, plus a deferred payment of up to $3,960,000 (subject to adjustment), approximately one (1) year from the anniversary of the closing (June 6, 2000) (or earlier under certain circumstances), and a deferred payment of up to $2,640,000 (subject to adjustment), approximately two (2) years from the anniversary of the closing (or earlier under certain circumstances). A portion of the purchase price is held in escrow pending the satisfaction of certain conditions and a portion was paid as directed by Sellers to satisfy certain Sellers' obligations.

         The Stock Purchase Agreement contains certain representations, warranties, covenants (including noncompetition and nonsolicitation provisions agreed to by the Sellers), conditions and indemnification provisions which survive the closing.

         In connection with the Transaction, Mr. Oliveri entered into an employment agreement with Jaco for a three (3) year term, pursuant to which he will serve as Vice Chairman of the Board of Directors and Executive Vice President of Jaco Electronics, Inc. The employment agreement provides Mr. Oliveri with a base salary of $300,000 per annum, certain employee benefits and an incentive bonus based upon the gross profits realized by Interface from certain sales during each twelve (12) month period during the term of his employment.

         To finance the consideration for the Transaction, the Company increased its credit facility with its commercial banks from $30,000,000 to $50,000,000, based principally on eligible accounts receivable and inventories of the
Company. Borrowings under the credit facility are collateralized by substantially all of the assets of the Company.

         The foregoing is merely a summary of the Transaction. A copy of the Stock Purchase Agreement is attached as an Exhibit to the Current Report on Form 8-K, which was filed on May 15, 2000 and Amendment No. 1 to the Stock Purchase Agreement is attached as an Exhibit to the Current Report on Form 8-K, which was filed on June 12, 2000.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a).  Financial Statements of Interface Electronics Corp.
                                                                                               PAGE

Independent Auditors Report.                                                                     5
Balance Sheet at December 31, 1999.                                                              6
Statement of Operations and Accumulated Deficit for the year ended
          December 31, 1999.                                                                     8
Statement of Cash Flows for the year ended December 31, 1999.                                    9
Notes to Financial Statements for the year ended December 31, 1999.                              11
Independent Auditors Report.                                                                     15
Consolidated Balance Sheets at December 31, 1998 and 1997.                                       16
Consolidated Statements of Operations for the years ended
          December 31, 1998 and 1997.                                                            18
Statements of Retained Earnings for the years ended December 31, 1998 and 1997.                  18
Consolidated Statements of Cash Flows for the years ended  December 31, 1998 and
          1997.                                                                                  19
Consolidated Supplementary Information for the years ended December 31, 1998 and
          1997.                                                                                  20
Notes to Financial  Statements for the years ended December 31, 1998.                            21
Condensed Balance  Sheets  at March 31,  2000 and  December  31,  1999.                          24
Condensed  Income Statements for the three months ended March 31, 2000 and 1999.                 25
Condensed Statements of Cash Flows for the three months ended March 31, 2000 and
          1999.                                                                                  26
Notes to Condensed Financial Statements for the three months ended March 31,
          2000.                                                                                  27

(b)  Pro Forma Financial Information.

Introduction.                                                                                    28

ProForma  Condensed  Consolidated  Balance Sheet at March 31, 2000.                              29
Notes to Pro Forma Condensed Consolidated Balance Sheet at March 31, 2000.                       31

ProForma  Condensed  Consolidated  Statement of  Operations  for the nine months
ended March 31, 2000.                                                                            32

ProForma Condensed  Consolidated Statement of Operations for the year ended June
30, 1999.                                                                                        34

Notes to Pro Forma Condensed Consolidated  Statements of Operations for the nine
months ended March 31, 2000 and the year ended June 30, 1999.                                     36


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits (continued)

(c)  Exhibits

Exhibit
Number                 Description

2.1 Stock Purchase Agreement by and among Jaco Electronics, Inc. and All of the Shareholders of Interface Electronics Corp. as of May 4, 2000. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on May 15, 2000.

2.2 Amendment No. 1 to the Stock Purchase Agreement by and among Jaco Electronics, Inc. and All of the Shareholders of Interface Electronics Corp. as of May 4, 2000, dated June 6, 2000. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on June 12, 2000.

10.16 Employment Agreement dated June 6, 2000, between the Registrant and Joseph Oliveri. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on June 12, 2000.

99.9 Press Release dated May 9, 2000. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on May 15, 2000.

99.10 Press Release dated June 8, 2000. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on June 12, 2000.

To the Board of Directors
Interface Electronics Corp.
Franklin, MA


                          Independent Auditors' Report

We have audited the accompanying balance sheet of Interface Electronics Corp. as of December 31, 1999, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements referred to in the first paragraph presents fairly, in all material respects, the financial position of Interface Electronics Corporation as of December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company had a significant operating loss in 1999 and has a working capital deficiency. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding those matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



February 24, 2000                                 Freely & Driscoll, P.C.



                                    INTERFACE ELECTRONICS CORP.

                                          Balance Sheet
                                        December 31, 1999

                                     Assets


Current assets:
   Cash .......................................................      $   307,518
   Accounts receivable, net of allowance for
      doubtful accounts of $60,000 ............................        5,503,123
   Inventories ................................................        2,610,046
   Loans receivable, other ....................................          160,054
   Prepaid expenses and other current assets ..................           65,927
                                                                     -----------
      Total current assets ....................................        8,646,668
                                                                     -----------

Property and equipment:
   Equipment ..................................................          682,272
   Furniture and fixtures .....................................          345,440
   Software ...................................................          163,010
   Motor Vehicles .............................................           69,324
   Leasehold improvements .....................................           67,799
                                                                     -----------
                                                                       1,327,845
   Less accumulated depreciation and amortization .............          781,826
                                                                     -----------
                                                                         546,019
                                                                     -----------
Other assets:
   Loans receivable, officers .................................          714,657
   Due from related party .....................................          315,538
   Depostis ...................................................           57,954
   Investments ................................................           50,747
   Cash surrender value of officers' life insurance ...........           96,923
                                                                     -----------

                                                                       1,235,819
                                                                     -----------

                                                                     $10,428,506
                                                                     ===========


                             See accompanying notes.


                           INTERFACE ELECTRONICS CORP.

                            Balance Sheet - continued

                                December 31, 1999

                      Liabilities and Stockholders' Deficit


Current liabilities:
   Note payable, line of credit ..............................     $  3,305,547
   Accounts payable, trade ...................................        6,912,839
   Due to related party ......................................           42,104
   Accrued liabilities:
      Payroll and payroll taxes ..............................          182,144
      Litigation costs .......................................        1,000,000
      Other ..................................................          131,060
                                                                   ------------
         Total current liabilities ...........................       11,573,694
                                                                   ------------


Commitments and Contingencies


Stockholders' deficit:
   Common stock, no par value; 15,000 share authorized;
      10,000 shares issued and outstanding ...................           85,000
   Additional paid-in capital ................................          312,843
   Accumulated deficit .......................................       (1,543,031)
                                                                   ------------

      Total shareholders' deficit ............................       (1,145,188)
                                                                   ------------

                                                                    $ 10,428,506
                                                                   ============


                            See accompanying notes.



                          INTERFACE ELECTRONICS CORP.

                 Statement of Operations and Accumulated Deficit

                      For the year ended December 31, 1999


Sales .....................................................        $ 36,439,110

Cost of sales .............................................          30,597,798
                                                                   ------------

Gross profit ..............................................           5,841,312

Selling, general and administrative expenses ..............           7,022,585
                                                                   ------------

Loss from operations ......................................          (1,181,273)
                                                                   ------------

Other income (expense):
   Gain on sale of property and equipment .................                 161
   Interest expense .......................................            (162,780)
   Other income ...........................................              37,807
   Litigation costs .......................................          (1,000,000)
   Interest income ........................................              26,165
                                                                   ------------
                                                                      (1,098,647)
                                                                   ------------


   Loss before income taxes ...............................          (2,279,920)

   Income tax expense
                                                                   ------------

   Net loss ...............................................          (2,279,920)

   Retained earnings at December 31, 1998 .................             807,889
                                                                   ------------

   Distribution to stockholders ...........................              71,000
                                                                   ------------

   Accumulated deficit at December 31, 1999 ...............        $ (1,543,031)
                                                                   ============

                             See accompanying notes


                        INTERFACE ELECTRONICS CORPORATION

                             Statement of Cash Flows

                      For the year ended December 31, 1999


Cash flows from operating activities:
   Net loss .....................................................   $(2,279,920)
   Adjustments to reconcile net loss to net cash
      and cash equivalents used in operating activities:
      Depreciation and amortization .............................       180,209
      Increase in cash surrender value of officers'
         life insurance .........................................       (13,000)
      Changes in operating assets and liabilities:
         Increase in accounts receivable ........................    (1,159,995)
         Increase in inventories ................................      (753,083)
         Decrease in prepaid expenses and other current assets ..        92,779
         Increase in deposits ...................................        (5,449)
         Increase in accounts payable and accrued liabilities ...     2,338,780
                                                                    -----------

            Net cash used in operating activities ...............    (1,599,679)
                                                                    -----------

Cash flows from investing activities:
   Distributions to officers ....................................       (71,000)
   Purchases of property and equipment ..........................      (384,593)
   Purchases of long-term investment ............................       (50,747)
   Increase in loans receivable, officers .......................      (413,697)
                                                                    -----------

            Net cash used in investing activities ...............      (920,037)
                                                                    -----------

Cash flows from financing activities:
   Increase in due from related parties .........................      (257,348)
   Net proceeds from notes payable, line of credit ..............     2,523,497
                                                                    -----------

            Net cash provided by financing activities ...........     2,266,149
                                                                    -----------

Net decrease in cash ............................................      (253,567)

Cash at December 31, 1998 .......................................       561,085
                                                                    -----------

Cash at December 31, 1999 .......................................   $   307,518
                                                                    ===========



                             See accompanying notes.

                          INTERFACE ELECTRONICS CORP.

                      For the year ended December 31, 1999


Supplemental disclosures of cash flow information:

Cash paid during the year for -

Interest ...................................................            $162,780
                                                                        ========

                            See accompanying notes.

                            INTERFACE ELECTRONICS CORP.

                          Notes to Financial Statements

                                December 31, 1999





Note 1 - Business Operations

Nature of Business - Interface Electronics Corp. was organized under the laws of the Commonwealth of Massachusetts in January, 1983, to conduct business principally as a distributor of electronics parts, components and equipment in Massachusetts, New York, New Jersey, Alabama, Connecticut and North Carolina.

Note 2 - Significant Accounting Policies

         A summary of significant accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below:

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly-liquid, short-term investments with an original maturity of three (3) months or less to be cash equivalents.

Estimates - Management uses estimates and assumptions in preparing financial statements in conformity with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Allowance for Doubtful Accounts - The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of the existing receivables.

Inventories - Inventories are stated at the lower of cost or market, as determined by the first-in, first-out (FIFO) method.

Property and Equipment - Property and equipment is stated at cost. Major renewals, additions and betterments are charged to the property account, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed in the year incurred.

Depreciation - Depreciation is computed using accelerated cost recovery methods over the estimated useful lives of the related assets as follows:



                  Assets                                        Life in Years

                  Equipment                                        5 - 7
                  Furniture & fixtures                             5 - 7
                  Software                                         3 - 5
                  Motor vehicles                                   5 - 7
                  Leasehold improvements                          10 - 29
                  Vending machines                                   5

Advertising - Advertising costs incurred for the year ended December 31, 1999 was $55,986. All costs were expensed in the year incurred.

Concentration of Credit Risk - The Company has a potential concentration of credit risk in that it maintains deposits with financial institutions from time to time that are in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

Income Taxes - The Company, through its stockholders, has elected to be taxed as a Subchapter S Corporation as provided in Section 1362(a) of the Internal Revenue Code. As such, the corporate income or loss and credits are passed through to the stockholders and combined with their personal income and deductions to determine taxable income on their individual federal tax returns. Accordingly, no provision for federal income taxes has been made in the financial statements.

         The Company is defined as a "Qualified S Corporation" for Massachusetts income tax purposes. Qualified S Corporation with annual gross receipts of $9,000,000 or more are subject to a four and one-half percent (4.5%) corporate level tax in addition to the income being included on the stockholders' individual tax returns.

Note 3 - Inventories

         Inventories consist of the following at December 31, 1999:

         Inventory in transit .....................................   $  404,701
         Merchandise held for resale ..............................    2,205,345
                                                                      ----------
                                                                      $2,610,046
                                                                      ==========
Note 4 - Note Payable, Line of Credit

         The Company has a line of credit with a bank, in which advances are limited in total to $10,000,000. Interest is payable monthly at the bank's prime rate for the prime margin portion of the line and the stated LIBOR rate for the LIBOR portion of the line of credit. The line of credit expires May 31, 2001 and is secured by a first security interest in substantially all of the Company's assets. The total balance of the line of credit was $3,305,546 at December 31, 1999.

         The line of credit is subject to certain other terms and covenants. The Company was not in compliance with the loan covenants as of December 31, 1999. The Company has been notified that the line of credit has been frozen.


Note 5 - Lease Commitments

         The Company leases an automobile and office facilities under operating leases due to expire at various dates through January, 2007. Monthly payments under these leases approximate $27,301. Lease expense incurred for the year ended December 31, 1999 was $34,730 for automobiles and $377,964 for office facilities.

         The future minimum lease payments for the years ending after December 31, 1999 are as follows:

         Year ended December 31:

          2000                                   $327,616
          2001                                    319,552
          2002                                    305,546
          2003                                    294,881
          2004 and thereafter (leases through 2007)
                                               ------------
                                              $  1,247,595
                                              =============

Note 6 - Stockholder Distributions

         The Company makes distributions to the stockholders to cover the federal and state income taxes which must be paid on the stockholders' personal income tax returns resulting from corporate taxable income included on their individual tax returns.

         During the year, the Company made distributions for taxes of $71,000 based upon the 1998 taxable income of the Company. No accrued distributions were deemed necessary as of December 31, 1999.

Note 7 - Retirement Plan

     The Company has a defined contribution retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, employees meeting certain requirements can elect to have up to $10,000 contributed to a deferred compensation arrangement in lieu of salary payments. Employer contributions to the plan are discretionary and shall be made from current or accumulated net income. No employer contributions were made to this plan for the year ended December 31, 1999.

Note 8 - Major Customers

         During the year ended December 31, 1999, the Company made sales to thee
(3) customers which accounted for approximately fifty-three percent (53%) of the Company's net sales. No other customer accounted for more than ten percent (10%) of sales for the year ended December 31, 1999.

Note 9 - Accounts Receivable

         Accounts receivable consist of unsecured receipts from industrial customers both in the United States and in foreign countries. Two (2) customers accounted for $3,385,261 of gross accounts receivable at December 31, 1999. No other customers accounted for more than ten percent (10%) of accounts receivable for the year ended December 31, 1999.

Note 10 - Major Suppliers

         During the year ended December 31, 1999, the Company made vendor purchases of approximately fifty-four percent (54%) from two (2) suppliers. No other supplier accounted for more than ten percent (10%) of inventory purchases for the year ended December 31, 1999.

Note 11 - Operations

         The Company incurred an operating loss of $2,279,920 for the year ended December 31, 1999 and was not in compliance with its loan covenants. This year's loss was primarily due to an increase in operating expenses during the period resulting from the planned expansion into new geographical markets. Incremental sales resulting from the expansion did not occur within the expected time frame. Also, the Company accrued $1,000,000 for a litigation settlement (see Note 12).

         Bookings have increased to levels that management deems sufficient to return to profitability. In addition, management has developed a plan to control operating expenses. Finally, the Company is negotiating a credit facility with a new bank that will enable them to fund operations through the end of the year and beyond (see Note 4).

Note 12 - Contingency

         The Company is a defendant in litigation related to a dispute about the purchase and subsequent return of non-conforming goods. Subsequent to year-end, a judgment was entered against the Company for $1,247,313, including interest. The Company has included a provision for this loss amounting to $1,000,000 in the accompanying financial statements. The Company's counsel expects to appeal the award. In any event, the Plaintiff is required to re-deliver to the Company the components, which the Company estimates to be worth approximately $190,000.




Note 13 - Sale of Subsidiary

         The Company sold the stock of a dormant subsidiary, Microelectronics Corp., to a group comprised of the officers of the Company for a nominal sum.

Note 14 - Related Party Transactions

         The Company has loans receivable from officers totaling $690,176 at December 31, 1999. These loans carry an interest rate of 4.94% and $24,481 of interest was accrued on these loans and is included in the total loan balance of $714,657 at December 31, 1999.

         The Company has made advances to a related party totaling $315,538, which are related to research and development costs of the affiliate in which the Company's officers have an ownership interest.

         The Company has an accrued liability of $42,104 related to amounts owed to an affiliate for office space that the Company rents from a related party.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Interface Electronics Corp.
Franklin, MA

We have audited the accompanying balance sheets of Interface Electronics Corp. and subsidiary as of December 31, 1998 and 1997 and the related statements of income and retained earnings, cash flows and supplementary information for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interface Electronics Corp., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


WALD & INGLE, P. C.

Boston, Massachusetts
March 9, 1999




                          INTERFACE  ELECTRONICS CORP.

                           Consolidated Balance Sheets
                           December 31, 1998 and 1997

                                                                                               Assets


                                                                                1998                            1997
Current Assets:
   Cash                                                                      $ 561,085                       $ 704,674
   Accounts Receivable - trade, net of
      allowance for doubtful accounts of
      $  24,209 in 1998 and 1997                                             4,343,128                       2,051,100
   Merchandise inventory (Note 4)                                            1,856,965                       3,145,632
   Loans, advances and prepaid items                                           318,760                         182,931
   Due from related party                                                       (1,641)                         (1,641)
   Loans receivable - officers                                                 300,960                           5,674
                                                               ------------------------        ------------------------

      Total current assets                                                   7,379,257                       6,088,370
                                                               -----------------------         ------------------------
Property and equipment, at cost: (Note 4)
   Furniture, fixtures and equipment                                           904,570                         612,042
   Leasehold improvements                                                       56,410                         108,687
                                                               ------------------------        ------------------------

                                                                               960,980                         720,729
   Less:  accumulated depreciation                                             601,617                         549,622
                                                               ------------------------        ------------------------

      Net property and equipment                                               359,363                         171,107
                                                               ------------------------        ------------------------

Other assets:
   Deposits                                                                     52,504                          17,051
    Cash surrender value life insurance                                         83,922                          77,317
                                                               ------------------------        ------------------------

      Total other assets                                                       136,426                          94,368
                                                               ------------------------        ------------------------

         Total assets                                                      $ 7,875,046                     $ 6,353,845
                                                               ========================        ========================



                  See accompanying notes to financial statements
                        and independent auditors' report



                           INTERFACE ELECTRONICS CORP.

                           Consolidated Balance Sheets
                           December 31, 1998 and 1997

                      Liabilities and Stockholders' Equity



                                                          1998           1997


Current liabilities:
   Notes payable to bank (Note 4) ................     $  782,050     $  490,000
   Accounts payable and accrued expenses .........      5,655,115      4,993,791
   Income taxes payable ..........................        232,149        110,795
                                                       ----------     ----------

      Total current liabilities ..................      6,669,314      5,594,586
                                                       ----------     ----------

General comments, commitments and
   contingencies (Notes 5, 6, and 7)

Stockholders' equity:
   Common Stock, no par value, 15,000
      shares authorized, 10,000 shares
      issued and outstanding .....................         85,000         85,000
   Paid in capital ...............................        312,843        312,843
   Retained earnings .............................        807,889        361,416
                                                       ----------     ----------

      Total stockholders' equity .................      1,205,732        759,259
                                                       ----------     ----------

         Total liabilities and
            stockholders' equity .................     $7,875,046     $6,353,845
                                                       ==========     ==========




See accompanying notes to financial statements and independent auditors' report.



                            INTERFACE ELECTRONICS CORP.

                      Consolidated Statements of Operations
                     Years ended December 31, 1998 and 1997


                                       1998           1997


Sales ...........................   $33,923,518   $27,648,134
                                    -----------   -----------

Cost of goods sold:
   Inventory, beginning of period     3,145,632     1,852,974
   Merchandise purchased ........    26,151,702    23,959,806
                                    -----------   -----------

                                     29,297,334    25,812,780
   Inventory, end of period .....     1,856,965     3,145,632
                                    -----------   -----------

      Cost of goods sold ........    27,440,369    22,667,148
                                    -----------   -----------

Gross profit ....................     6,483,149     4,980,986
                                    -----------   -----------

Operating expenses ..............     5,670,622     4,656,439
                                    -----------   -----------

Income (loss) from operations ...       812,527       324,547

Income taxes ....................       366,054       140,895
                                    -----------   -----------

Net income ......................   $   446,473   $   183,652
                                    ===========   ===========



                         Statements of Retained Earnings
                           December 31, 1998 and 1997


Retained earnings, begininning of year ...........       $361,416       $177,764

Net income .......................................        446,473        183,652
                                                         --------       --------

Retained earnings, end of year ...................       $807,889       $361,416
                                                         ========       ========


                 See accompanying notes to financial statements
                        and independent auditors' report


                           INTERFACE ELECTRONICS CORP.
                      Consolidated Statements of Cash Flows
                     Years ended December 31, 1998 and 1997

                                                          1998            1997

Cash flows from operating activities:
   Net income (loss) .............................   $   446,473    $   183,652
   Adjustments to reconcile net income
      to net cash provided by (used by)
      operating activities:
         Amortization ............................         3,524          4,935
         Depreciation ............................        89,676         64,182
         Loss on abandonment of leasehold
            improvements .........................        71,006              0
         Changes in:
            Accounts receivable ..................    (2,292,028)     1,623,942
            Loans, advances and prepaid items ....      (135,829)       (10,605)
            Due from related party ...............             0        220,723
            Refundable income taxes ..............             0        361,852
            Loans receivable officers ............      (295,286)       349,907
            Merchandise inventory ................     1,288,667     (1,292,658)
            Other assets .........................       (45,583)        (5,288)
            Accounts payable and accrued
               expenses ..........................       661,324     (1,334,868)
            Income taxes payable .................       121,354        108,169
                                                     -----------    -----------

               Net cash provided by (used by)
                  operating activities ...........       (86,702)       273,943
                                                     -----------    -----------

Cash flows from investing activities:
   Purchase of property and equipment, net .......      (348,937)       (46,882)
                                                     -----------    -----------

Cash flows from financing activities:
   Proceeds from bank loans net of
      repayments .................................       292,050        231,643
                                                     -----------    -----------
               Net increase (decrease) in cash ...      (143,589)       458,704

Cash at beginning of year ........................       704,674        245,970
                                                     -----------    -----------

Cash at end of year ..............................   $   561,085    $   704,674
                                                     ===========    ===========

Interest .........................................   $    71,305    $    43,153
                                                     ===========    ===========

Income taxes paid ................................   $   244,811    $    30,556
                                                     ===========    ===========



                 See accompanying notes to financial statements
                        and independent auditors' report

                            INTERFACE ELECTRONICS CORP.

                     Consolidated Supplementary Information
                     Years ended December 31, 1998 and 1997


                                                          1998             1997
Operating expenses:
Advertising ..................................       $   75,450       $   74,470
Amortization .................................            3,524            4,935
Automobile expense ...........................           53,655           30,081
Depreciation .................................           89,676           64,182
Dues and subscriptions .......................           21,135            9,386
Employee group insurance .....................          129,469          124,125
Equipment rental .............................           10,427           13,762
Insurance ....................................           83,272          129,324
Interest, net ................................           67,296           39,268
Leasehold improvements abandoned .............           71,006                0
Life insurance ...............................            2,783           11,463
Loss on worthless accounts ...................          143,658           16,087
Maintenance and repairs ......................            3,811           13,693
Miscellaneous expenses .......................           55,297           18,701
Office supplies and expense ..................           75,236           37,788
Outside services .............................          108,101          132,673
Postage ......................................            3,975            3,384
Professional services ........................           69,474          125,148
Profit sharing contribution ..................                0           14,874
Rent .........................................          317,087          268,959
Salaries and commissions .....................        3,570,012        2,933,120
Selling and travel expense ...................          290,198          232,206
Taxes - payroll ..............................          200,338          173,241
Taxes - other ................................            6,001            1,204
Telephone ....................................          199,794          139,246
Utilities ....................................            8,169                0
Warehouse expense ............................           11,778           45,119
                                                     ----------       ----------

   Total operating expenses ..................       $5,670,622       $4,656,439
                                                     ==========       ==========



                 See accompanying notes to financial statements
                        and independent auditors' report

                            INTERFACE ELECTRONICS CORP.

                          Notes To Financial Statements
                          Years ended December 31, 1998


Note 1 - Nature of Business

Interface Electronics Corp. was organized under the laws of the Commonwealth of Massachusetts in January, 1983 to conduct business principally as a distributor of electronic parts, components and equipment.

Note 2 - Use of Estimates

The presentation of financial statements in conformity with generally accepted auditing principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 3 - Summary of Accounting Principles

Principles of Consolidation

The  consolidated   financial  statements  include  the  accounts  of  Interface
Electronics Corp. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly-liquid, short term investments with an original maturity of three months or less to be cash equivalents.

The Company deposits the majority of its cash in one commercial bank. From time to time, cash balances in this account exceed federally-insured limits. To date, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash and cash equivalents.

Merchandise Inventory


Inventories are stated at the lower of cost or market, with cost being determined generally on the first-in, first-out method. Market value is determined by replacement cost or estimated net realizable value.

                           INTERFACE ELECTRONICS CORP.
                          Notes To Financial Statements
                          Years ended December 31, 1998

Note 3 - continued...

Property, Equipment and Depreciation

Property and equipment are carried at cost less accumulated depreciation and amortization.

Major   replacements   of  and   improvements  to  property  and  equipment  are
capitalized. Minor renewals are charged against current operations.

Depreciation is calculated primarily by the accelerated cost recovery methods at various rates based on the estimated useful lives of assets, substantially as follows:

             Depreciation                                         Lives

         Furniture                                             5 - 7 years
         Lease improvements                                   10 - 39 years

On disposition of property and equipment, the cost and related accumulated depreciation or amortization are eliminated from the accounts and the gain or loss thereon is reflected in net income.

Note 4 - Notes Payable - Milford National Bank and Trust Company

At December 31, 1998, the Company is indebted to the Milford National Bank and Trust Company as follows:

On a revolving line of credit in the principal amount of $700,000 which matured May, 1998. Interest is at a floating rate equal to 1% above the base lending rate of the bank. The loan is secured by all of the Company's assets.

On June 12, 1998, the Company was indebted to the bank for $297,050 on a note calling for monthly payments of interest at 7.75% per annum. At December 31, 1998, the balance of this note was $82,050.

Note 5 - Related Party Transactions

The Company leased its offices and warehouse in Massachusetts from a partnership, the partners of which are the stockholders of the Company, during the early part of 1998. The Company relocated its operations during 1998, leasing from unrelated parties.

                           INTERFACE ELECTRONICS CORP.
                          Notes To Financial Statements
                          Years ended December 31, 1998

Note 6 - Major Customers

During the year ended December 31, 1998 sales to three unaffiliated customer amount to approximately 29%, 19% and 14% respectively of the Company's revenue.

Note 7 - General Comments, Commitments and Contingencies

(a) At December 31, 1998, commitments for minimum annual rentals through December 31, 2003 under non-cancelable leases were as follows:

                                    Real Estate                  Motor Vehicles

     1999                                315,266                         22,425
     2000                                314,636                         12,980
     2001                                319,032                            520
     2002                                305,546
     2003                                294,881

(b) The Company is a defendant in a lawsuit filed by a vendor under a theory of goods sold and delivered. The ultimate out come of the litigation cannot presently be determined and no provision for any liability has been made in the accompanying consolidated financial statements. Counsel estimates that the loss, if any to be in the range of $100,000 to $125,000.


(c) Final determination of income taxes is subject to audit by the respective federal and state governmental authorities for a period not closed by statute.


                                          INTERFACE ELECTRONICS CORP.
                                           CONDENSED BALANCE SHEET
                                                 (UNAUDITED)

                                                      MARCH 31,        DECEMBER 31,
                                                       2000               1999
ASSETS

CURRENT ASSETS:
Cash ...........................................   $    625,629    $    307,518
Accounts receivable - net ......................      6,391,535       5,503,123
Inventories ....................................      3,296,387       2,610,046
Loans receivable, other ........................         72,745         160,054
Prepaid expenses and other current assets ......         93,427          65,927
                                                   ------------    ------------

Total current assets ...........................     10,479,723       8,646,668

Property and equipment - net ...................        528,733         546,019

Other assets:
Loans receivable, officers .....................        715,027         714,657
Due from related party .........................        403,058         315,538
Deposits .......................................         57,954          57,954
Investments ....................................         50,747          50,747
Cash surrender value of officers' life insurance         96,923          96,923
                                                   ------------    ------------

TOTAL ASSETS ...................................   $ 12,332,165    $ 10,428,506
                                                   ============    ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Note payable, line of credit ...................   $  3,305,547    $  3,305,547
Accounts payable, trade ........................      8,491,410       6,912,839
Due to related party ...........................         42,104          42,104
Accrued liabilities:
Payroll and payroll taxes ......................         33,859         182,144
Litigation costs ...............................      1,050,000       1,000,000
Other ..........................................         78,543         131,060
                                                   ------------    ------------

Total current liabilities ......................     13,001,463      11,573,694

SHAREHOLDERS' DEFICIT:
Common stock ...................................         85,000          85,000
Additional paid-in capital .....................        312,843         312,843
Accumulated deficit ............................     (1,067,141)     (1,543,031)
                                                   ------------    ------------

Total shareholders' deficit ....................       (669,298)     (1,145,188)
                                                   ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT ....   $ 12,332,165    $ 10,428,506
                                                   ============    ============


                  See accompanying notes to condensed financial statements.



                                    INTERFACE ELECTRONICS CORP.
                                  CONDENSED STATEMENTS OF INCOME
                               FOR THE THREE MONTHS ENDED MARCH 31,
                                            (UNAUDITED)



                                                  2000              1999


NET SALES ..................................   $ 15,489,190    $  8,821,822


COST AND EXPENSES:

Cost of goods sold .........................     13,024,968       7,336,785
                                               ------------    ------------

   Gross profit ............................      2,464,222       1,485,037

Selling, general and administrative expenses      1,848,247       1,275,841
                                               ------------    ------------

   Operating profit ........................        615,975         209,196

Other (expense) income:
   Interest expense - net ..................        (78,358)        (15,308)
   Litigation costs ........................        (50,000)
   Other income ............................         11,273           1,698
                                               ------------    ------------

   Earnings before income taxes ............        498,890         195,586

Income tax provision .......................         23,000           9,000
                                               ------------    ------------


   NET EARNINGS ............................   $    475,890    $    186,586
                                               ============    ============


                     See accompanying notes to condensed financial statements.


                                          INTERFACE ELECTRONICS CORP.
                                      CONDENSED STATEMENTS OF CASH FLOWS
                                     FOR THE THREE MONTHS ENDED MARCH 31,
                                                  (UNAUDITED)



                                                                     2000            1999

Cash flows from operating activities:
   Net earnings .............................................   $   475,890    $   186,586
   Adjustments to reconcile net earrings to net cash
     provided by (used in) operating activities
          Depreciation and amortization .....................        30,000         30,000
          Changes in operating assets and liabilities
             Increase in operating assets - net .............    (1,514,944)    (1,083,620)
             Increase in operating liabilities - net ........     1,427,769        793,125
                                                                -----------    -----------

          Net cash provided by (used in) operating activities       418,715        (73,909)
                                                                -----------    -----------

Cash flows from investing activities
   Capital expenditures .....................................       (12,714)       (84,831)
   Purchase of long-term investment .........................                         (747)
   Increase in loans receivable, officers ...................          (370)       (62,306)
                                                                -----------    -----------

   Net cash used in investing activities ....................       (13,084)      (147,884)
                                                                -----------    -----------

Cash flows from financing activities
   Increase in due from related parties .....................       (87,520)
   Principal payment under note payable .....................                     (82,050)
                                                                -----------    -----------

   Net cash used in financing activities ....................       (87,520)       (82,050)
                                                                -----------    -----------

Net increase (decrease) in cash .............................       318,111       (303,843)

Cash at beginning of period .................................       307,518        561,085
                                                                -----------    -----------

Cash at end of period .......................................   $   625,629    $   257,242
                                                                ===========    ===========


                  See accompanying notes to condensed financial statements.


                           INTERFACE ELECTRONICS CORP.
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                   (UNAUDITED)





NOTE A - BASIS OF PRESENTATION

1) The accompanying condensed financial statements reflect all adjustments, consisting of normal recurring accrual adjustments, which are in the opinion of management, necessary for a fair presentation of the financial position and the results of operations at and for the periods presented. Such financial statements do not include all the information or footnotes necessary for a complete presentation. Therefore, they should be read in conjunction with Interface Electronics Corp.'s audited statements for the year ended December 31, 1999, which appear in Item 7 (a).

2) Interface Electronics Corp., through its shareholders, has elected to be taxed as a Subchapter S Corporation as provided in Section 1362(a) of the Internal Revenue Code. As such, the corporate income is passed through to the shareholders and combined with their personal income and deductions to determine taxable income on their individual federal tax returns. Accordingly, no provision for federal income taxes has been made in the financial statements.

     Interface Electronics Corp. is defined as a "Qualified S Corporation" for Massachusetts income tax purposes. Qualified S Corporations with annual gross receipts of $9,000,000 or more are subject to a four and one-half percent (4.5%) corporate level tax in addition to the income being included on the stockholders' individual tax returns.

3) Interface Electronics Corp. has a line of credit with a bank, in which advances are limited to $10,000,000. Interest is payable monthly at the bank's prime rate for the prime margin portion of the line and the stated LIBOR rate for the LIBOR portion of the line of credit. The line of credit expires on May 31, 2001 and is secured by a first security interest in substantially all of the Company's assets. The total balance of the line of credit was $3,305,546 at March 31, 2000.

     The line of credit is subject to certain other terms and covenants. Interface Electronics Corp. was not in compliance with the loan covenants as of March 31, 2000. Interface Electronics Corp. has been notified that the line of credit has been frozen.

    JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                                  INTRODUCTION
                                   (UNAUDITED)




The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the Stock Purchase Agreement dated May 4, 2000, as amended on June 6, 2000, between Jaco Electronics, Inc. and the shareholders of Interface Electronics Corporation.

The unaudited pro forma condensed consolidated balance sheet at March 31, 2000 is based on the historical consolidated balance sheet of Jaco Electronics, Inc. ("Jaco") as of March 31, 2000 and the historical balance sheet of Interface Electronics Corporation ("Interface") as of March 31, 2000 and assumes that the Stock Purchase Agreement occurred on March 31, 2000. The purchase price consisted of a payment of $15,400,000 at closing (subject to a post closing net worth adjustment), plus the assumption of bank debt, plus a deferred payment of up to $3,960,000 (subject to adjustment), approximately one (1) year from the
anniversary   of  the  closing   (June  6,  2000)  (or  earlier   under  certain
circumstances), and a deferred payment of up to $2,640,000 (subject to adjustment), approximately two (2) years from the anniversary of the closing (or earlier under certain circumstances). The deferred payments are based upon Interface's Contract Manufacturing Division obtaining minimum sales and gross profit levels. At March 31, 2000, no amount has been provided for since the deferred payments, if any, are not presently determinable. To finance the Transaction, the Company increased its credit facility from $30,000,000 to $50,000,000.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 31, 2000 and the year ended June 30, 1999 are based on the historical consolidated statements of operations of Jaco Electronics, Inc. and the historical statements of operations of Interface Electronics Corporation for the nine months ended March 31, 2000 and the twelve months ended June 30, 1999 and combines their results as if the acquisition had occurred on July 1, 1999 and July 1, 1998, respectively.

The pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision upon final settlement of all purchase price adjustments and the completion of evaluations made on the fair value of the assets acquired and liabilities assumed. As a result, the final allocation of the fair value of assets and liabilities assumed in connection with the acquisition may differ from that presented herein. The pro forma adjustments do not include any potential benefits that might result form the elimination of duplicate costs.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results that would have been reported if the acquisition occurred on the dates indicated nor do they purport to be indicative of the results which may be obtained in the future. In the opinion of management all adjustments necessary to present fairly such pro forma condensed consolidated financial statements have been made.

The pro forma condensed consolidated financial statements should be read in conjunction with Jaco Electronics, Inc.'s Form 10-K for the fiscal year ended June 30, 1999.


     JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                                   (UNAUDITED)




                                                                                      Historical
                                                                        --------------------------------------
                                                                              Jaco              Interface

ASSETS

CURRENT ASSETS:
   Cash                                                                        $ 427,287            $ 625,629
   Marketable securities                                                         903,868
   Accounts receivable - net                                                  29,799,762            6,391,535
   Inventories                                                                43,210,928            3,296,387
   Loans receivable, other                                                                             72,745
   Prepaid expenses and other                                                    653,926               93,427
   Deferred income taxes                                                       1,008,000
                                                                        -----------------    -----------------

          Total current assets                                                76,003,771           10,479,723

Property, plant and equipment - net                                            6,426,398              528,733
Deferred income taxes                                                            394,000
Excess of cost over net assets acquired - net                                  3,655,418

Loans receivable, officers                                                                            715,027

Due from related party                                                                                403,058
Other assets                                                                   1,722,155              205,624

                                                                        -----------------    -----------------

TOTAL ASSETS                                                                $ 88,201,742         $ 12,332,165
                                                                        =================    =================


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                    $ 25,159,115          $ 8,603,812
   Current maturities of long-term debt and capitalized
        lease obligations                                                        859,324
   Note payable, line of credit                                                                     3,305,547
   Due to related party                                                                                42,104
   Litigation costs                                                                                 1,050,000
   Income taxes payable                                                        1,130,136
                                                                        -----------------    -----------------

          Total current liabilities                                           27,148,575           13,001,463

Long-term debt and capitalized lease obligations                              22,373,398



Deferred compensation                                                            787,500

SHAREHOLDERS' EQUITY (DEFICIT):
   Common stock                                                                  408,072               85,000
   Additional paid-in capital - net                                           22,721,645              312,843

   Retained earnings (Accumulated deficit)                                    16,784,584           (1,067,141)
   Accumulated other comprehensive income                                        182,483
   Treasury stock                                                             (2,204,515)
                                                                        -----------------    -----------------

          Total shareholders' equity (deficit)                                37,892,269             (669,298)
                                                                        -----------------    -----------------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY (DEFICIT)                                              $ 88,201,742         $ 12,332,165
                                                                        =================    =================


                                        See accompanying notes to condensed financial statements.





                                        JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                                                          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                                          MARCH 31, 2000
                                                                           (UNAUDITED)



                                                                                           Pro Forma
                                                                          ---------------------------------------------
                                                                            Adjustments               Consolidated

ASSETS

CURRENT ASSETS:
   Cash                                                                                                    $ 1,052,916
   Marketable securities                                                                                       903,868
   Accounts receivable - net                                                                                36,191,297
   Inventories                                                                  $ (213,054) (E)             46,294,261
   Loans receivable, other                                                                                      72,745
   Prepaid expenses and other                                                                                  747,353
   Deferred income taxes                                                                                     1,008,000
                                                                          -----------------        --------------------

          Total current assets                                                    (213,054)                 86,270,440

Property, plant and equipment - net                                               (128,892) (E)              6,826,239
Deferred income taxes                                                                                          394,000
Excess of cost over net assets acquired - net                                   12,894,298  (B)             16,549,716
Loans receivable, officers                                                       1,050,000  (A)
                                                                                (1,765,027) (D)
Due from related party                                                            (403,058) (D)
Other assets                                                                     1,235,000  (B)              3,112,779
                                                                                   (50,000) (D)
                                                                          -----------------        --------------------

TOTAL ASSETS                                                                  $ 12,619,267                $113,153,174
                                                                          =================        ====================


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                         $ 160,000  (B)           $ 33,922,927
   Current maturities of long-term debt and capitalized
        lease obligations                                                                                      859,324
   Note payable, line of credit                                                 (3,305,547) (C)
   Due to related party                                                                                         42,104
   Litigation costs                                                             (1,050,000) (B)
   Income taxes payable                                                                                      1,130,136
                                                                               -----------------        --------------------

          Total current liabilities                                             (4,195,547)                 35,954,491

Long-term debt and capitalized lease obligations                                15,400,000  (B)             38,518,914
                                                                                 3,305,547  (C)
                                                                                (2,218,085) (D)
                                                                                  (341,946) (E)
Deferred compensation                                                                                          787,500

SHAREHOLDERS' EQUITY (DEFICIT):
   Common stock                                                                    (85,000) (B)                408,072
   Additional paid-in capital - net                                              1,050,000  (A)             22,721,645
                                                                                (1,362,843) (B)
   Retained earnings (Accumulated deficit)                                       1,067,141  (B)             16,784,584
   Accumulated other comprehensive income                                                                      182,483
   Treasury stock                                                                                           (2,204,515)
                                                                               -----------------        --------------------

          Total shareholders' equity (deficit)                                     669,298                  37,892,269
                                                                               -----------------        --------------------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY (DEFICIT)                                                $ 12,619,267                $113,153,174
                                                                              =================        ====================

                              See accompanying notes to condensed financial statements.



                       JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                               NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                    MARCH 31, 2000
                                                     (UNAUDITED)



A - To record an additional investment into Interface Electronics Corp. by the Sellers for liabilites not assumed by the Company.

B     - The purchase  price,  exclusive of related fees and  expenses,  of $15.4 million  is  based on the  terms  and  conditions  of the  Stock  Purchase
      Agreement.  To finance the consideration for the Transaction,  the Company increased its credit facility with its commercial  banks from  $30,000,000 to $50,000,000,  based on eligible accounts  receivable and inventories of the Company.  Borrowings under the credit facility are  collateralized  by substantially all of the assets of the Company.

      The purchase price has initially been allocated as follows:

      Purchase price paid by cash                                                 $ 15,400,000

      Less:    Operating assets acquired                                            (13,382,165)
               Identifiable intangibles:
                  Franchise agreement                                                 (550,000)
                  Employment agreement                                                (685,000)
      Plus:    Liabilities assumed                                                  11,951,463
               Estimated transaction costs                                             160,000
                                                                            -------------------

               Goodwill                                                           $ 12,894,298
                                                                            ===================

C     - In connection  with the  acquisition of Interface,  the Company  assumed
      Interface's outstanding bank debt. Immediately after the closing of the transaction, the Company paid off the assumed outstanding bank debt using the Company's credit facility.


D - Immediately after the closing of the transaction, pursuant to the stock purchase agreement, the Sellers paid to the Company the following items:

               Officers' loans due to Interface                                    $ 1,765,027
               Related party loan due to Interface                                     403,058
               Miscellaneous receivable due to Interface                                50,000
                                                                            -------------------

                                                                                   $ 2,218,085
                                                                            ===================
     Proceeds received were used to repay outstanding bank debt.


E - Immediately after the closing of the transaction, pursuant to the stock purchase agreement, the Sellers purchased the following items which pertained to the Systems Division of Interface Electronics Corporation:

               Inventory                                                             $ 213,054
               Fixed assets                                                            128,892
                                                                            -------------------

                                                                                     $ 341,946
                                                                            ===================

     Proceeds received were used to repay outstanding bank debt.





                                         JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                                                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                         FOR THE NINE MONTHS ENDED MARCH 31, 2000
                                                                       (UNAUDITED)


                                                                            Historical
                                                           -------------------------------------------
                                                                  Jaco                 Interface


NET SALES                                                       $ 138,811,321            $ 36,364,438


COST AND EXPENSES:

Cost of goods sold                                                108,994,750              30,710,220
                                                           -------------------     -------------------

   Gross profit                                                    29,816,571               5,654,218

Selling, general and administrative expenses                       23,918,836               5,658,616



                                                           -------------------     -------------------

   Operating profit (loss)                                          5,897,735                  (4,398)

Other expense (income):
   Interest expense - net                                           1,002,958                 186,217
   Litigation costs                                                                         1,050,000
   Other income                                                                               (47,445)
                                                           -------------------     -------------------

   Earnings (Loss) before income taxes                               4,894,777              (1,193,170)

Income tax provision (benefit)                                      2,031,000
                                                           -------------------     -------------------

   Net earnings (loss)                                             $ 2,863,777            $ (1,193,170)
                                                           ===================     ===================


Net earnings per common share:

Basic                                                                  $ 0.52
                                                           ===================
Diluted                                                                $ 0.51
                                                           ===================

Weighted average common shares outstanding:

Basic                                                               5,482,328
                                                           ===================
Diluted                                                             5,652,593
                                                           ===================





                                        JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                                                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                         FOR THE NINE MONTHS ENDED MARCH 31, 2000
                                                                       (UNAUDITED)


                                                                                 Pro Forma
                                                                ---------------------------------------------
                                                                   Adjustments               Consolidated


NET SALES                                                            $ (3,269,458)(A)          $ 171,906,301


COST AND EXPENSES:

Cost of goods sold                                                     (2,244,298)(A)            137,460,672
                                                                ------------------        -------------------

   Gross profit                                                        (1,025,160)                34,445,629

Selling, general and administrative expenses                             (406,360)(A)             29,786,092
                                                                          484,000 (C)
                                                                           28,000 (D)
                                                                          103,000 (E)
                                                                ------------------        -------------------

   Operating profit (loss)                                             (1,233,800)                 4,659,537

Other expense (income):
   Interest expense - net                                                 721,783 (B)              1,910,958
   Litigation costs                                                                                1,050,000
   Other income                                                               902 (A)                (46,543)
                                                                ------------------        -------------------

   Earnings (Loss) before income taxes                                 (1,956,485)                 1,745,122

Income tax provision (benefit)                                         (1,081,000)(F)                950,000
                                                                ------------------        -------------------

   Net earnings (loss)                                                 $ (875,485)                 $ 795,122
                                                                ==================        ===================


Net earnings per common share:

Basic                                                                                                 $ 0.15
                                                                                          ===================
Diluted                                                                                               $ 0.14
                                                                                          ===================

Weighted average common shares outstanding:

Basic                                                                                              5,482,328
                                                                                          ===================
Diluted                                                                                            5,652,593
                                                                                          ===================


                  See accompanying notes to condensed financial statements.


                                           JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                                                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                             FOR THE YEAR ENDED JUNE 30, 1999
                                                                        (UNAUDITED)


                                                                            Historical
                                                           -------------------------------------------
                                                                  Jaco                 Interface


NET SALES                                                       $ 140,710,825            $ 33,713,694


COST AND EXPENSES:

Cost of goods sold                                                113,334,627              27,650,192
                                                           -------------------     -------------------

   Gross profit                                                    27,376,198               6,063,502

Selling, general and administrative expenses                       27,642,724               6,587,979



                                                           -------------------     -------------------

   Operating loss                                                    (266,526)               (524,477)

Other expense (income):
   Interest expense - net                                           1,308,624                  67,204
   Other income                                                                                (1,796)
                                                           -------------------     -------------------

   Loss before income taxes                                        (1,575,150)               (589,885)

Income tax benefit                                                    418,000
                                                           -------------------     -------------------

   Net loss                                                      $ (1,157,150)             $ (589,885)
                                                           ===================     ===================


Net loss per common share:

Basic and diluted                                                     $ (0.21)
                                                           ===================

Weighted average common shares outstanding:

Basic and diluted                                                   5,547,405
                                                           ===================

           See accompanying notes to condensed financial statements.



                                           JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                                                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                             FOR THE YEAR ENDED JUNE 30, 1999
                                                                        (UNAUDITED)


                                                                                 Pro Forma
                                                                ---------------------------------------------
                                                                   Adjustments               Consolidated


NET SALES                                                            $ (2,293,328)(A)          $ 172,131,191


COST AND EXPENSES:

Cost of goods sold                                                     (1,523,711)(A)            139,461,108
                                                                ------------------        -------------------

   Gross profit                                                          (769,617)                32,670,083

Selling, general and administrative expenses                             (256,501)(A)             34,793,202
                                                                          645,000 (C)
                                                                           37,000 (D)
                                                                          137,000 (E)
                                                                ------------------        -------------------

   Operating loss                                                      (1,332,116)                (2,123,119)

Other expense (income):
   Interest expense - net                                               1,062,796 (B)              2,438,624
   Other income                                                                                       (1,796)
                                                                ------------------        -------------------

   Loss before income taxes                                            (2,394,912)                (4,559,947)

Income tax benefit                                                        610,000 (F)              1,028,000
                                                                ------------------        -------------------

   Net loss                                                          $ (1,784,912)              $ (3,531,947)
                                                                ==================        ===================


Net loss per common share:

Basic and diluted                                                                                    $ (0.64)
                                                                                          ===================

Weighted average common shares outstanding:

Basic and diluted                                                                                  5,547,405
                                                                                          ===================


                      See accompanying notes to condensed financial statements.




                          JACO ELECTRONICS, INC. AND SUBSIDIARIES AND INTERFACE ELECTRONICS CORP.
                            NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND THE YEAR ENDED JUNE 30, 1999
                                                        (UNAUDITED)


Jaco does expect to achieve operating  efficiencies from the acquisition.  It is anticipated  that cost  savings  will  result  principally  from  such  areas as warehousing,  administration and operations.  Such anticipated cost savings have
not  been  reflected  in  the   accompanying   unaudited  pro  forma   condensed
consolidated statements of operations.




A - Jaco did not acquire the Systems Division of Interface. This adjustment is eliminating the sales and direct costs.

B - Adjustment to reflect the net increase in interest expense:

                                                                            Nine Months Ended              Year Ended
                                                                             March 31, 2000              June 30, 1999
                                                                          ----------------------     -----------------------

          Interest on additional borrowings of $18,705,547 less cash received at closing of $2,560,031 and assuming an interest rate of 7.5% and
             7.0%, respectively                                                       $ 908,000                 $ 1,130,000

          Elimination of interest  expense on Interface debt and interest income on officers'  loans which are assumed repaid and the elimination of other
             miscellaneous interest                                                    (186,217)                    (67,204)
                                                                          ----------------------     -----------------------

          Net increase in interest expense                                            $ 721,783                 $ 1,062,796
                                                                          ======================     =======================


C -   Adjustment to reflect the amortization of estimated goodwill determined on a straight-line basis over
      20 years.

D - Adjustment to reflect the amortization of the franchise agreement determined on a straight-line basis over 15 years.

E - Adjustment to reflect the amortization of the employment agreement and covenant not to compete determined on a straight-line basis over 5 years.

F - Adjustment to reflect the income tax benefit, assuming an effective tax rate of 41% and 26.5% for the nine months ended March 31, 2000 and the year ended June 30, 1999, respectively, applied to the deductible (the amortization of goodwill and the franchise agreement in Note C & D is not tax benefited) pro forma adjustments to the condensed consolidated statements of operations stated above and the Historical Loss of Interface


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     JACO ELECTRONICS, INC.


                                                     By: /s/ Jeffrey Gash
                                                             Jeffrey Gash,
                                                          Vice President-Finance








Date:  August 18, 2000

                                         EXHIBIT INDEX



Exhibit
Number                   Description

2.1 Stock Purchase Agreement by and among Jaco Electronics, Inc. and All of the Shareholders of Interface Electronics Corp. as of May 4, 2000. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on May 15, 2000.

2.2 Amendment No. 1 to the Stock Purchase Agreement by and among Jaco Electronics, Inc. and All of the Shareholders of Interface Electronics Corp. as of May 4, 2000, dated June 6, 2000. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on June 12, 2000.

10.16 Employment Agreement dated June 6, 2000, between the Registrant and Joseph Oliveri. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on June 12, 2000.

99.9 Press Release dated May 9, 2000. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on May 15, 2000.

99.10 Press Release dated June 8, 2000. Incorporated by reference from the Current Report on Form 8-K, SEC File No. 000-05896, filed by Jaco Electronics, Inc. on June 12, 2000.